Exhibit 10.47

                          Mar Trans Affiliates, L.L.C.
                               Operating Agreement


                  This Operating Agreement (this "Agreement") is entered into effective October 31, 1996, by and among Abejon Rotary Power Corporation, a Wyoming corporation ("Abejon") and Rotary Power International, Inc., a Delaware corporation ("RPI").

                              Explanatory Statement

                  WHEREAS, Hydro Lance Maritime Transport, Inc., a California corporation, (Hydro Lance) owes RPI $1,110,250 as of October 31, 1996, for the September 30, 1996 installment payment (the "Hydro Lance Installment Obligation") pursuant to its promissory note, and related documentation dated 2/6/96, (the "Loan Agreement");

                  WHEREAS, Abejon owes Hydro Lance $1,110,250 pursuant to its promissory note dated 2/6/96 (the "Abejon Installment Obligation");

                  WHEREAS, Abejon owns certain shares of RPI common stock which it pledged as security for payment of the Loan Agreement, 208,333 shares of which are scheduled for release from pledge on payment of the Installment Obligation (the "Released Shares");

                  WHEREAS, Hydro Lance and RPI are willing to satisfy the Hydro Lance Installment Obligation, and Abejon and Hydro Lance are willing to satisfy the Abejon Installment Obligation, as follows:

                  (a) Abejon shall transfer to RPI a 47.7% interest in the
                      Vessel, valued at $1,110,250, in satisfaction of the Hydro Lance Installment Obligation to RPI, and RPI shall release from pledge to Abejon the Released Shares, and send confirmation of satisfaction of the Hydro Lance Installment Obligation to Hydro Lance; in consideration for such transfer of interest in the Vessel to satisfy Hydro Lance's Installment Obligation and by separate agreement, Hydro Lance will deem satisfied the Abejon Installment Obligation to Hydro Lance of the same amount.

                  (b) Contemporaneously therewith, Abejon and RPI as sole
                      members shall form a limited liability company, and contribute their respective interests in the Vessel to the limited liability company. The sole asset of the company shall be the Vessel, and the members' respective percentage interests therein shall be the same as their percentage interests in the Vessel prior to its transfer to the Company. The Company shall have the obligation to return RPI's capital contribution, valued at $1,110,250, on sale of the Vessel in exchange for RPI's membership interest.

                  (c) The intent of the parties is for RPI to ultimately receive
                      $1,110,250 cash from proceeds of the sale of the Vessel, with an interest in the Vessel of like value until the sale closes, and for the Hydro Lance Installment Obligation and Abejon Installment Obligation to be satisfied and the Released Shares released from pledge, on transfer of an interest in the Vessel to RPI; and,

                  WHEREAS, The parties have agreed to organize a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, the parties agree as follows:

                                    Article I
                                  Defined Terms

                  The following capitalized terms shall have the respective meanings specified in this Article I. Capitalized terms not defined in this Agreement shall have the meanings specified in the California Limited Liability Act.

                  "Adjusted Capital Balance" means, as of any day, an interest Holder's total Contributions less all amounts actually distributed to the Interest Holder pursuant to Sections 4.1.3.4.1 and 4.2 hereof. If any interest is transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Adjusted Capital Balance of the transferor to the extent the Adjusted Capital Balance relates to the interest transferred.

                  "Affiliate" means (a) a Person directly or indirectly controlling, controlled by, or under common control with another Person; (b) an officer, director, partner, or member of the immediate family of an officer, director, or partner, of another Person;; and/or (c) any affiliate of any such Person.

                  "Agreement" means this Operating Agreement, as amended from time to time.

                  "Assignee" means the Person who has acquired on Economic Interest in the Company but is not a Member.

                  "Capital Account" means the account to be maintained by the Company for each Interest Holder in accordance with the following provisions:

                    (i) an Interest Holder's Capital Account shall be credited with the amount of money and the fair market value of any property contributed to the Company (net of liabilities secured by such property that the Company either assumes or to which such property is subject), the amount of any Company unsecured liabilities assumed by the Interest Holder, and the Interest Holder's distributive share of profit; and

                   (ii) an Interest Holder's Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Interest Holder (net of liabilities secured by such distributed property that the Interest Holder either assumes or to which such property is subject), the amount of any unsecured liabilities of the Interest Holder assumed by the Company, and the Interest Holder's distributive share of loss.

                  If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest.

                  "Capital Proceeds" means the gross receipts received by the Company from a Capital Transaction.

                  "Capital Transaction" means any transaction not in the ordinary course of business (excluding only any sale of the Vessel which is governed by Section 6.5.1.), which results in the Company's receipt of cash or other consideration other than Contributions, including, without limitation, proceeds of sales, exchanges, or other dispositions of property not in the ordinary course of business, financings, refinancings, condemnations, recoveries of damage awards, and insurance proceeds.

                  "Cash Flow" means all cash derived from operations of the Company (including interest received on reserves), without reduction for any non-cash charges, but less cash used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the Members. Cash Flow shall not include Capital Proceeds but shall be increased by the reduction of any reserve previously established.

                  "Contribution" means any money, property, or services rendered, or a promissory note or other binding obligation to contribute money or property, or to render services as permitted in the California Limited Liability Act, which a Member contributes to the Company as capital in that Member's capacity as a Member pursuant to an agreement between the Members, including an agreement as to value.

                  "Economic Interest" means a person's right to share in the income, gains, losses, deductions, credit, or similar items of, and to receive Distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to vote or to participate in management, or any right to information concerning the business and affairs of the Company.

                  "Interest Holder" means any Person who holds an Economic Interest, whether as a Member or as an Assignee of a Member.

                  "Involuntary Withdrawal" means, with respect to any Member, the occurrence of the following events:

                    (i) the Member makes an assignment for the benefit of creditors;

                   (ii)    the Member is bankrupt;

                  (iii) the Member files a petition seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any state law;

                   (iv) the Member seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, or liquidation of the Member or of all or any substantial part of the Member's properties;

                    (v) if the Member is an individual, the Member's death or adjudication by a court of competent jurisdiction as incompetent to manage the Member's person or property;

                   (vi) if the Member is acting as a Member by virtue of being a trustee of a trust, the termination of the trust;

                  (vii) if the Member is a partnership or limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company;

                 (viii) if the Member is a corporation, the dissolution of the corporation or the revocation of its charter;

                   (ix) if the Member is an estate, the distribution by the fiduciary of the estate's entire interest in the Company; or

                    (x) if the Member files an action seeking a decree of judicial dissolution.

                  "Member" means any person who executes a counterpart of this Agreement as a Member and any Person who subsequently is admitted as a Member of the Company.

                  "Membership Interest" means a Member's rights in the Company, collectively, including the Member's Economic Interest, any right to vote or participate in management, and any right to information concerning the business and affairs of the Company.

                  "Negative Capital Account" means a Capital Account with a balance of less than zero.

                  "Percentage" means, as to a Member, and as to an Interest Holder who is not a Member, the Percentage or part of the Percentage that corresponds to the portion of a Member's Economic Interest that the Interest Holder has acquired, to the extent the Interest Holder has succeeded to that Member's interest.

                  "Person" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

                  "Positive Capital Account" means a Capital Account with a balance greater than zero.

                  "Transfer" means, when used as a noun, any sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, to sell hypothecate, pledge, assign, or otherwise transfer.

                  "Vessel" means LIBERATED LADY, Official No. 952781, Documented Port of Long Beach, California, a catamaran, 65' LOA, 31' beam, 3' draft, powered by four (4) 300 HP StarDec engines, complete as to operational systems, propulsion and navigation systems, but without a finished interior, interior carpentry, interior doors and hatches, and safety apparatus, designed by Howard Apolonio and Lee Engineering, built by Abejon Rotary Power Corporation in California, U.S.A., which is subject to a lien in the amount of Three Hundred Seventy Five Thousand Dollars ($375,000) to secure a note payable to Big Bee Holdings, an Arizona Trust.

                  "Voluntary Withdrawal" means a Member's disassociation from the Company by means other than a Transfer or an Involuntary Withdrawal.

                                   Article II
                    Formation and Name; Office; Purpose; Term

                  2.1. Organization. The parties hereby organize a limited liability company pursuant to the California Corporations Code and the provisions of this Agreement. The Company shall cause Articles of Organization to be prepared, executed and filed with the California Secretary of State.

                  2.2. Name of the Company. The name of the Company is Mar Trans Affiliates, L.L.C.

                  2.3 Purpose. The Company is organized solely to engage in the business of owning, constructing, maintaining, repairing, operating and selling the Vessel.

                  2.4. Term. The Company shall continue in existence until January 1, 2010, unless sooner dissolved as provided by this Agreement or applicable law.

                  2.5. Principal Place of Business. The Company's Principal Place of Business shall be located at 4960 North Harbor Drive, San Diego, California, 92106, or at any other place within the State of California which the Members select.

                  2.6. Resident Agent. The name and address of the Company's resident agent in the State of California is Ken Brody, 4960 North Harbor Dr., San Diego, California, 92106.

                                   Article III
                       Members; Capital; Capital Accounts

                  3.1. Initial Contributions. Upon the execution of this Agreement, the Members shall each contribute capital to the Company as follows:
RPI's right, title and 47.7% interest in the Vessel valued at $1,110,250.00, Abejon's right, title and 52.3% interest in the Vessel valued at $1,214,750.00.

                  3.2. Additional Contributions; Personal Liability. No Member shall be required to contribute any additional capital to the Company, and no Member shall have personal liability for any obligation of the Company except as expressly provided by law or herein.

                  3.3. No Interest on Contributions. Neither Members nor Interest Holders shall be paid interest with respect to Contributions.

                  3.4. Return of Contributions. Except as otherwise provided in this Agreement, no Member nor Interest Holder shall have the right to receive the return of any Contribution or withdraw from the Company, except upon the dissolution of the Company.

                  3.5. Form of Return of Capital. Except as otherwise provided in this Agreement, there is no agreement for, nor time set for, return of any capital contribution. To the extent consistent with applicable law, and unless otherwise required by the terms of this Agreement, the Company may return said capital out of operating revenue or out of proceeds of sale or refinancing of the Vessel, after reserving sufficient funds for payment of debts, working capital and contingencies.

                  3.6. Capital Accounts. A separate Capital Account shall be maintained for each Member and Interest Holder. Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by such Member to the Company pursuant to this Agreement, (ii) the distributive share of profits of such Member, and (iii) the amount of any Company liabilities assumed by such Member or which are secured by any Company assets distributed to such Member; and shall be decreased by (i) the amount of any cash and the gross asset value of any Company assets distributed to such Member by the Company pursuant to this Agreement, (ii) the distributive share of losses of such Member, and (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

                  3.7. Loans and Other Business Transactions. Any Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and Member agree. Members may also transact other business with the Company and, in doing so, they shall have the same rights and be subject to the same obligations arising out of any such business transaction as would be enjoyed by and imposed upon any Person, not a Member, engaged in a similar business transaction with the Company.

                                   Article IV
                         Profit, Loss, and Distribution

                  4.1. Allocations of Profit or Loss and Distributions of Cash.

                             4.1.1. Profit or Loss. For any taxable year, profit
and loss shall be allocated to the Interest Holders in proportion to their Percentages.

                             4.1.2. Cash Flow. Cash Flow for each taxable year
of the Company shall be distributed to the Interest Holders; to payment of organization expense and operating expense; then to repay loans from the partners, pan passu; then to repay Capital Contributions by the Partners, pan passu; then the remainder shall be distributed according to each Partner's Percentage Interest in the Partnership, pari passu.

                             4.1.3. Capital Proceeds. Except as provided in
Sections 5.4.2. and 6.5.1. with respect to the Distribution of Capital Proceeds derived in connection with liquidation of the Company, Capital Proceeds shall be distributed and applied by the Company in the following order and priority:

                                       4.1.3.1. to the payment of all expenses
of the Company incident to the Capital Transaction; then

                                       4.1.3.2. to the payment of debts and
liabilities of the Company then due and outstanding (including all debts due to any Interest Holder); then

                                       4.1.3.3. to the establishment of any
reserves which the Members deem necessary for liabilities or obligations of the Company; then

                                       4.1.3.4. the balance shall be distributed
as follows:

                                              4.1.3.4.1. to the Interest Holders
in proportion to their Adjusted Capital Balances, until their remaining Adjusted Capital Balances have been paid in full;

                                              4.1.3.4.2. the balance, to the
Interest Holders in proportion to their Percentages.

                  4.2. Liquidation and Dissolution.

                             4.2.1. Except as otherwise provided in Section
6.5.1., upon liquidation of the Company, the assets of the Company shall be distributed to the Interest Holders in accordance with 4.1.3.

                             4.2.2. No interest Holder shall be obligated to
restore a Negative Capital Account.

                  4.3. General.

                             4.3.1. Except as otherwise provided in this
Agreement, the timing and amount of all Distributions shall be determined by the Members.

                             4.3.2. If any assets of the Company are distributed
in kind to the Interest Holders, those assets shall be valued on the basis of their fair market value, and any Interest Holder entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Interest Holders so entitled. Unless the Members otherwise agree, the fair market value of the assets shall be determined by an independent appraiser who shall be selected by the Members. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be properly credited or charged to the Capital Accounts of the Interest Holders prior to the Distribution of the assets in liquidation pursuant to Section 4.2.

                                    Article V
                     Management: Rights, Powers, and Duties

                  5.1. Management.

                             5.1.1. The Company shall be managed by the Members.
Except as specifically provided otherwise in this Agreement, each Member shall have the right to act for and bind the Company in the ordinary course of its business.

                  5.2. Meetings of and Voting by Members.

                             5.2.1. A meeting of the Members may be called at
any time by those Members bolding percentages which aggregate at least 25%. Meetings of Members shall be held at the Company's principal place of business or at any other place designated by the Person or Persons calling the meeting. Not less than ten (10) nor more than sixty (60) days before each meeting, the Person or Persons calling the meeting shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the time, place, and the purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice may waive notice, either before or after the meeting, by executing a waiver of such notice, or by appearing at and participating, in person or by proxy in the meeting. Unless this Agreement provides otherwise, at a meeting of Members, the presence in person or by Proxy of Members holding Percentages which aggregate to not less than sixty percent (60%) constitutes a quorum. A Member may vote either in person or by written Proxy signed by the Member or by the Member's duly authorized attorney in fact.

                             5.2.2. Except as otherwise Provided in this
Agreement, the affirmative vote of Members holding at least 60% of the aggregate Percentages present at the meeting in person and by proxy shall be required to approve any matter coming before the Members.

                             5.2.3. In lieu of holding a meeting, the Members
may take action by written consents specifying the action to be taken, which consents must executed and delivered to the Company by Members whose combined voting power constitutes not less than 60% of the total Voting Power of all Members. Any such approved action shall be effective immediately. The Company shall give prompt notice to all Members of any action approved by Members by less than unanimous consent.

                             5.2.4. The following matters shall require the vote
or consent of the percentage interest of Members indicated after each such item for such action to be approved by the Members:

                                       (a) A decision to continue the business
of the Company after dissolution of the Company (50%);

                                       (b) Approval of the transfer of a
Membership Interest and admission of an Assignee as a Member (100%);

                                       (c) An amendment to the Articles of
Organization of this Agreement (100%).

                  5.3. Personal Service.

                             5.3.1. No Member shall be required to perform
services for the Company solely by virtue of being a Member. Unless approved by the Members or specified herein, no Member shall be obligated to perform services for the Company or be entitled to compensation for services performed for the Company.

                             5.3.2. The Members shall have the right to contract
on behalf of the Company with independent contractors for the rendition of services.

                  5.4. Duties of Parties.

                             5.4.1. Each Member shall devote such time to the
business and affairs of the Company as is necessary to carry out the Member's duties set forth in this Agreement.

                             5.4.2. Abejon will contribute manpower, office
space, and computer time to maintain the books and records, and conduct the affairs of the Company.

                             5.4.3. Each Member will contribute travel expense,
meals and lodging for its own employees to attend any meetings agreed to by the Members.

                             5.4.4. Each Member will contribute whatever legal
and audit expenses it alone decides to incur on behalf of the Company.

                             5.4.5. Abejon shall have the authority to bind the
Company in making contracts and incurring obligations in the Company name or on its credit for the purpose of maintaining, completing, docking keeping, operating, insurance and selling the Vessel. Abejon will not, however, incur any other obligations in the Company name or on its credit without RPI's express prior consent. RPI shall not bind the Company or incur obligations in the Company name.

                             5.4.6. Abejon will contribute the expense of Port
Risk and Vessel Liability insurance on the basis of existing policies or equivalent replacement policies. Abejon shall be required to maintain such insurance as the Members deem to be necessary and reasonable, shall arrange competitive quotes for such insurance and may arrange to finance the premium, including offering as collateral the general assets of the Company without further consultation.

                             5.4.7. Abejon is hereby authorized to negotiate and
execute a contract for sale of the Vessel as soon as possible, for an amount not less then Two Million Seven Hundred Thousand Dollars ($2,700,000).

                             5.4.8. If the Vessel remains unsold by December 31,
1996, RPI will have the authority to negotiate and execute a contract for sale of the Vessel without further agreement among the Members, except that the net proceeds must then exceed Two Million Four Hundred Thousand Dollars ($2,400,000) unless otherwise approved in writing by Abejon.

                             5.4.9. Notwithstanding anything in this Agreement
to the contrary, upon the sale arranged by either Member, the proceeds will first be applied to the liquidation of liens on the Vessel, then the next One Million One Hundred Ten Thousand Two Hundred Fifty Dollars ($1,110,250.00) will be paid to RPI in accordance with Section 6.5.1. hereof. After these payments, Abejon, as the surviving Member, may wind up the Company, pay all debts and obligations of the Company and distribute the remainder to itself.

                             5.4.10. Nothing in this Agreement shall be deemed
to restrict in any way the rights of any Member, or of any Affiliate of any Member, to conduct any other business or activity whatsoever. No Member shall be accountable to the Company or to any other Member with respect to that business or activity even if the business or activity competes with the Company's business. The organization of the Company shall be without prejudice to the Members' respective rights (or the rights of their respective Affiliates) to maintain, expand, or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom. Each Member waives any rights the Member might otherwise have to share or participate in such other interests or activities of any other Member or the Member's Affiliates.

                             5.4.11. The only fiduciary duties a Member owes to
the Company and the other Members are the duty of loyalty and the duty of care set forth in subdivisions (a) and (b):

                                       (a) A Member's duty of loyalty to the
Company and the other Members is limited to the following:

                                             (1) To account to the Company and
hold as trustee for it any property, profit, or benefit derived by the Member in the conduct or winding up of the Company's business or derived from a use by the Member of Company Property, including the appropriation of a Company opportunity, without the consent of the other Members;

                                             (2) To refrain from dealing with
the Company in the conduct or winding up of the Company business as or on behalf of a party having an interest adverse to the Company without the consent of the other Members; and

                                             (3) To refrain from competing with
the Company in the conduct of the Company business before the dissolution of the Company without the consent of the other Members; and

                                       (b) A Member's duty of care to the
Company and the other Members in the conduct and winding up of the Company business is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law.

                  5.5. Indemnification of Each Member.

                             5.5.1. Each Member shall not be liable,
responsible, or accountable, in damages or otherwise, to any Member or to the Company for any act performed by such Member within the scope of the authority conferred on such Member by this Agreement, and within the standard of care specified in Section 5.5.2.

                             5.5.2. The Company shall indemnify each Member for
any act performed by the Member within the scope of the authority conferred on the Member by this Agreement, unless such act constitutes grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law.

                                   Article VI
                Transfer of Interests and Withdrawals of Members

                  6.1. Transfers. Except as provided herein, no Member may Transfer all, or any portion of, or any interest or rights in, the Membership Interest owned by the Member. Each Member hereby acknowledges the reasonableness of this prohibition in view of the purposes of the Company and the relationship of the Members. The attempted Transfer of any portion or all of a Membership Interest in violation of the prohibition contained in this Section 6.1 shall be deemed invalid, null and void, and of no force or effect, except any Transfer mandated by operation of law and then only to the extent necessary to give effect to such Transfer by operation of law.

                             6.1.1. A Member may Transfer all or any portion of
or any interest or rights in the Member's Economic Interest if each of the following conditions ("Conditions of Transfer") is satisfied:

                                       6.1.1.1. the Transfer may be accomplished
without registration, or similar process, under federal and state securities laws;

                                       6.1.1.2. the transferee delivers to the
Company a written agreement to be bound by the terms of Article VI of this Agreement;

                                       6.1.1.3. the Transfer will not result in
the termination of the Company pursuant to IRC Section 708;

                                       6.1.1.4. the Transfer will not result in
the Company being subject to the Investment Company Act of 1940, as amended;

                                       6.1.1.5. the transferor or the transferee
delivers the following information to the Company: (i) the transferee's taxpayer identification number; and (ii) the transferee's initial tax basis in the transferred Membership Interest; and

                             6.1.2. If the Conditions of Transfer are satisfied,
the Member may Transfer all or any portion of the Member's Economic Interest. The Transfer of an Economic Interest pursuant to this Section 6.1 shall not result in the Transfer of any of the transferor's other Membership rights. The transferee of the Economic Interest shall have no right to: (i) become a Member;
(ii) exercise any Membership rights other than those specifically pertaining to the ownership of an Economic Interest; or (iii) act as an agent of the Company.

                  6.2. Withdrawal of a Member.

                             6.2.1. No Member shall have the right or power to
Voluntarily Withdraw from the Company.

                  6.3 Optional Buy-out in Event of Involuntary Withdrawal.

                             6.3.1. If the Members elect to continue the Company
after an Involuntary Withdrawal, the withdrawn Member or the successor in interest to such Member (the "Withdrawn Member") shall be deemed to offer for sale to the Company (the "Withdrawal Offer") all of the Membership Interest of the withdrawn Member (the "Withdrawal Interest").

                             6.3.2. The Withdrawal Offer shall be and remain
irrevocable for a period (the "Withdrawal Offer Period") ending at 11:59 P.M. local time at the Company's principal office on the sixtieth (60th) day following the date the Members elect to continue the Company. At any time during the Withdrawal Offer Period, the Company may accept the Withdrawal Offer by notifying the Withdrawn Member of its acceptance (the "Withdrawal Notice"). The Withdrawn Member shall not be deemed a Member for the purpose of the Vote on whether the Company shall accept the Withdrawal Offer.

                             6.3.3. If the Company accepts the Withdrawal Offer,
the Withdrawal Notice shall fix a closing date (the "Withdrawal Closing Date") for the purchase which shall be not earlier than ten (10) or later than ninety (90) days after the expiration of the Withdrawal Period.

                             6.3.4. If the Company accepts the Withdrawal Offer,
the Company shall purchase the Withdrawal Interest for the price equal to the amount the Withdrawn Member would receive if the Company were liquidated and the amount equal to the appraised value were available for distribution to the Members pursuant to Section 4.4 (the "Withdrawal Purchase Price"). The Withdrawal Purchase Price shall be paid in cash on the Withdrawal Closing Date.

                             6.3.5. If the Company fails to accept the
Withdrawal Offer, then the Withdrawn Member, upon the expiration of the Withdrawal Offer Period, thereafter shall be treated as the unadmitted assignee of a Member.

                  6.4. Appraised Value.

                             6.4.1. The term "Appraised Value" means the
appraised value of the Company as hereinafter provided. Within fifteen (15) days after demand by either one to the other, the Company and the Withdrawn Member shall each appoint an appraiser to determine the value of the Company. If the two appraisers agree upon such value, they shall jointly render a single written report stating that value. If the two appraisers cannot agree upon the value of the Company, they shall each render a separate written report and shall appoint a third appraiser, who shall appraise the Company, determine its value, and render a written report of his or her opinion thereon. Each party shall pay the fees and other costs of the appraiser appointed by such party, and the fees and other costs of the third appraiser shall be shared equally by both parties.

                             6.4.2. The value contained in the aforesaid joint
written report or written report of the third appraiser, as the case may be, shall be the Appraised Value; provided, however, that if the value of the equity contained in the appraisal report of the third appraiser is more than the higher of the first two appraisals, the higher of the first two appraisals shall govern; and provided, further, that if the value of the equity contained in the appraisal report of the third appraiser is less than the lower of the first two appraisals, the lower of the first two appraisals shall govern.

                  6.5. Buy Out on Sale of Vessel.

                             6.5.1. Notwithstanding anything in this Agreement
to the contrary, simultaneously with the closing of the sale of the Vessel, after the payment of all liens on the Vessel, the amount of One-Million One Hundred and Ten Thousand Two-Hundred and Fifty Dollars ($1,110,250) shall be paid over to RPI as a return of capital in repurchase of RPI's entire Membership Interest. Such payment to RPI shall be made before any portion of such remaining net proceeds are used for any other purpose by the Company and such payment shall repurchase RPI's entire Membership Interest, notwithstanding any higher or lower balance in RPI's Capital Account. Such payment shall be made, from escrow, in cash at the closing of the sale of the Vessel.

                                   Article VII
            Dissolution, Liquidation, and Termination of the Company

                  7.1. Events of Dissolution. The Company shall be dissolved upon the happening of the first to occur of an event specified in Section 17350 of the California Corporations Code or on the date fixed for its termination in
Section 2.4;

                  7.2. Procedure for Winding Up and Dissolution. If the Company is dissolved, the Members shall wind up its affairs. Except as otherwise set forth in Section 6.5.1., on winding up of the Company, the assets of the Company shall be distributed, first to the creditors of the Company, including Interest Holders, who are creditors, in satisfaction of the liabilities of the Company, and then, to the Interest Holders in accordance with Section 4.2. of this Agreement.

                  7.3. Filing of Certificate of Cancellation. Upon completion of the affairs of the Company, the Members shall promptly file the Certificate of Cancellation of Articles of Organization with the Secretary of State. If there is no General Manager, then the Certificate of Cancellation shall be filed by the remaining Members; if there are no remaining Members, the Certificate shall be filed by the last Person to be a Member, if there is neither a General Manager, remaining Members, nor a Person who last was a Member, the Certificate shall be filed by the legal or personal representatives of the Person who last was a Member.

                                  Article VIII
                  Books, Records, Accounting, and Tax Elections

                  8.1. Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts opened in the Company's name. The Members shall determine the financial institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

                  8.2. Books and Records.

                             8.2.1. The Members shall keep or cause to be kept
complete and accurate hooks, records, and financial statements of the Company and supporting documentation of transactions with respect to the conduct of the Company's business. The books, records, and financial statements of the Company shall be maintained on the cash method of accounting. Such books. records. financial statements. and documents shall include, but not be limited to, the following:

                                             (1) a current list of the full name
and last known business or residence address of each Member and Interest Holder, in alphabetical order, with the Contribution and the share in profits and losses of each Member and Interest Holder specified in such list;

                                             (2) the Articles of Organization,
including all amendments; and any powers of attorney under which the Articles of Organization or amendments were executed;

                                             (3) federal, state, and local
income tax or information returns and reports. if any, for the six most recent taxable years;

                                             (4) this Agreement and any
amendments thereto; and any Powers-of-Attorney under which this Agreement or amendments were executed;

                                             (5) financial statements for the
six most recent years;

                                             (6) internal books and records for
the current and three most recent years; and,

                                             (7) a true copy of relevant records
indicating the amount, cost, and value of all property which the Company owns, claims, possesses, or controls.

                             8.2.2. Such hooks, records, and financial
statements of the Company and supporting documentation shall be kept, maintained, and available at the Company's office within the State of California.

                  8.3. Right to Inspect Books and Records; Receive Information.

                             8.3.1. Upon the reasonable request of a Member for
a purpose reasonably related to the interest of that Member of the Company, the Members shall promptly deliver to the requesting Member at the expense of the Company a copy of this Agreement, as well as the information required to be maintained by the Company under subparagraphs (1) and (3) of Section 8.2.1.

                             8.3.2. Each Member has the right upon reasonable
request, and for purposes reasonably related to the interest of that Member of the Company, to do the following:

                                             (1) to inspect and copy during
normal business hours any of the records required to be maintained by the Company under Section 8.2. 1 of this Agreement; and

                                             (2) to obtain from the Company
promptly after becoming available, a copy of the Company's federal, state, and local income tax or information returns for each year.

                             8.3.3. If a Member has executed an amendment to the
Articles of Organization or this Agreement pursuant to a power of attorney from the Members, such Member must promptly furnish to the Members a copy of such amendment.

                             8.3.4. The Company shall send or shall cause to be
sent to each Member or Interest Holder within 90 days after the end of each fiscal year of the Company: (i) such information as is necessary to complete federal and state income tax or information returns, and (ii) if the Company has 35 or fewer Members, a copy of the Company's federal, state, and local income tax or information returns for the fiscal year.

                             8.3.5. Unless otherwise expressly provided in this
Agreement, the inspecting or requesting Member as the case may be, shall reimburse the Company for all reasonable costs and expenses incurred by the Company in connection with such inspection and copying of the Company's hooks and records and the production and delivery of any other books or records.

                  8.4. Annual Accounting Period. The annual accounting period of the Company shall be its taxable year. The Company's taxable year shall be selected by the Members, subject to the requirements and limitations of the Code.

                  8.5. Title to Company Property. All real and personal property acquired by the Company shall be acquired and held by the Company in the Company's name.

                                   Article IX
                               General Provisions

                  9.1. Assurances. Each Member shall execute all certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Members deem appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

                  9.2. Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively a "notice") required or permitted under this Agreement must be in writing and either delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested. Any notice to be given hereunder by the Company shall be given by the Members. A notice must be addressed to an Interest Holder at the Interest Holder's last known address on the records of the Company. A notice to the Company must be addressed to the Company's principal office. A notice delivered personally will be deemed given only when acknowledged in writing by the Person to whom it is delivered. A notice that is sent by mail will be deemed given three (3) business days after it is mailed. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees. The Members initial addresses for notice shall be as follows: for Abejon, notices shall be sent to: Ken Brody, President, Abejon Rotary Power Corporation, 4960 North Harbor Drive, San Diego, CA, 92106; for RPI, notices shall be to: Richard M. H. Thompson, Chairman, Rotary Power International, Inc., P.O. Box 128, Wood-Ridge, NJ, 07075-0128.

                  9.3. Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

                  9.4. Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement among the Members. It supersedes all prior written and oral statements, including any prior representation, statement, condition, or warranty. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of all of the Members.

                  9.5. Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of California. Except as otherwise expressly set forth herein, nothing shall be deemed or construed to amend or modify the rights, duties and obligations of RPI, Abejon and Hydro Lance Maritime Transport, Inc., under the loan Agreement dated February 6, 1996, by and among RPI, Abejon and Hydro Lance Maritime Transport, Inc., and the Pledge Agreement, dated February 6, 1996, by and between Abejon and RPI.

                  9.6. Article and Section Titles. The headings herein are inserted as a matter of convenience only and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

                  9.7. Binding Provisions. This Agreement is binding upon, and to the limited extent specifically provided herein, inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and assigns.

                  9.8. Jurisdiction and Venue. Any suit involving any dispute or matter arising under this Agreement may only be brought in the appropriate United States District Court in California or any California State Court having jurisdiction over the subject matter of the dispute or matter. All Members hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

                  9.9. Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Person may in the context require.

                  9.10. Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

                  9.11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

                  9.12. Estoppel Certificate. Each Member shall, within ten (10) days after written request, deliver to the requesting Person a certificate stating, to the Member's knowledge, that: (a) this Agreement is in full force and effect; (b) this Agreement has not been modified except by any instrument or instruments identified in the certificate; and (c) there is no default hereunder by the requesting Person, or if there is a default, the nature and extent thereof. If the certificate is not received within the 10-day period, the Members shall execute and deliver the certificate on behalf of the requested Member, without qualification.

                  9.13. In the event any party to this Agreement shall be required to initiate legal or action or proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the payment of monies or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sum, in addition to any other damages or compensation received, as well as reimburse the prevailing party for reasonable attorneys' fees and costs incurred on account thereof notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

                  9.14. Subject in all respects to the limitations on transferability contained herein, this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, administrators, personal representatives, successors and assigns of the respective parties hereto.

                  9.15 None of the provisions of this Agreement shall be for the benefit of or enforceable by any of the creditors of the Company or the Members.

                  IN WITNESS WHEREOF, the parties have executed, or caused this Agreement to be executed, under seal, as of the date set forth hereinabove.

MEMBERS:

ROTARY POWER INTERNATIONAL INC.


By:  /s/ Richard M.H. Thompson
     ---------------------------------
      Richard M.H. Thompson, President



ABEJON ROTARY POWER CORP.


By:  /s/ Ken Brody
     ---------------------------------
      Ken Brody, President